EXHIBIT 1

JOINT FILING AGREEMENT dated as of the 12th day of April, 2018, among Kelley Enterprises Inc. (“Kelley”), Marsland Holdings Limited (“Marsland”), Redmont Trading Corp. (“Redmont”), First Tsakos Investments Inc. (“First Tsakos”) and Tsakos Holdings Foundation (“Tsakos Holdings”).

W I T N E S S E T H:

WHEREAS, Kelley, Marsland, Redmont, First Tsakos and Tsakos Holdings may be deemed, but are not conceded, to constitute a “group” under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the Common Shares, $1.00 par value per share, of Tsakos Energy Navigation Limited (the “Company”); and

WHEREAS, pursuant to Paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Exchange Act, the parties hereto desire to satisfy any filing obligation under Subsection 13(d)(1) by a single joint filing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned hereby agree and represent as follows:

1.	Amendment No. 13 to the Schedule 13D with respect to the Company, which is attached hereto, is filed on behalf of Kelley, Marsland, Redmont, First Tsakos and Tsakos Holdings and each of them.

2.	Each of Kelley, Marsland, Redmont, First Tsakos and Tsakos Holdings is eligible to use such Schedule 13D for the filing of information therein contained.

3.	Each of Kelley, Marsland, Redmont, First Tsakos and Tsakos Holdings is responsible for the timely filing of the attached Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; provided that each such party is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such party knows or has reason to believe that such information is accurate.

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and representatives.

KELLEY ENTERPRISES INC.

By:	/s/ P. Efthymiadis
Name: P. Efthymiadis
Title: Director

MARSLAND HOLDINGS LIMITED

By:	/s/ E. Saroglou
Name: E. Saroglou
Title: Director

REDMONT TRADING CORP.

By:	/s/ Ioannis Saroglou
Name: Ioannis Saroglou
Title: Director

FIRST TSAKOS INVESTMENTS INC.

By:	/s/ P. Efthymiadis
Name: P. Efthymiadis
Title: Director

TSAKOS HOLDINGS FOUNDATION

By:	/s/ Eleftherios Montanios
	Name:	Eleftherios Montanios
	Title:	Member of the Foundation Council

By:	/s/ Jean-Claude Jacot
	Name:	Jean-Claude Jacot
	Title:	Member of the Foundation Council